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                                                                   EXHIBIT 10.8A

                                AMENDMENT 1997-1

                                     TO THE

                                  FURON COMPANY

                           ECONOMIC VALUE ADDED (EVA)

                           INCENTIVE COMPENSATION PLAN



          WHEREAS, Furon Company (the "Company") maintains the Furon Company Economic Value Added (EVA) Incentive Compensation Plan ("Plan"); and

          WHEREAS, the Company has the right to amend the Plan; and

          NOW, THEREFORE, this Amendment 1997-1 is hereby adopted, as follows:

          1. The definition of "Event" as set forth in Section 8.5 of the Plan, is amended to read as follows:

          "'Event' shall mean any of the following:

          (i) The dissolution or liquidation of the Company;

          (ii) The merger, consolidation, or other reorganization of the Company with or into one or more entities which are not 'Subsidiaries' (as defined below), as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company;

          (iii) The sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary; or





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          (iv) A Change in Control. A 'Change in Control' shall be deemed to have occurred if:

                    (A) any 'person', alone or together with all 'affiliates' and 'associates' of such person is or becomes (1) an 'Acquiring Person' as defined in the Rights Agreement, originally dated as of March 21, 1989, by and between the Company and The Bank of New York, successor Rights Agent, or (2) the 'beneficial owner' of 20% or more of the outstanding voting securities of the Company (the terms 'person', 'affiliates', 'associates' and 'beneficial owner' are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a 'Change in Control' shall not be deemed to have occurred if such 'person' is the Company, any Subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

                    (B) individuals who at the beginning of any period of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.





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                    'Subsidiary' shall mean any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. If the approval of the shareholders of the Company for any of the occurrences set forth in subsections (i) through (iv) is obtained prior to such occurrence, then such shareholder approval shall constitute the Event."



          IN WITNESS WHEREOF, this Amendment 1997-1 is hereby adopted this _____ day of __________________, 1997.







                                                 FURON COMPANY


                                                 By:  _________________________


                                                 Its: _________________________